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                                                                 EXHIBIT 10.15.1

                              EMPLOYMENT AGREEMENT



         AGREEMENT made as of the 12th day of March, 1996, by and between George
J. Eklund, residing at 60 Gordon Road, Essex Fells, New Jersey 07021 (hereinafter referred to as the "Employee") and DIGITAL SOLUTIONS, INC., a New Jersey corporation with principal offices located at 4041 Hadley Road, South Plainfield, New Jersey 07080 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company and its subsidiaries are engaged in the business of providing Human Resource Administrative Services; and

         WHEREAS, the Company employs and desires to continue the employment of the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

         WHEREAS, the Employee desires to continue employment with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the
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employment of the Employee, and the Employee hereby accepts such continued
employment in his capacity as President and Chief Executive Officer.

                                   ARTICLE II
                                     DUTIES

         (A) The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's Board of Directors, perform such duties and functions as he may be called upon to perform by the Company's Board of Directors during the term of this Agreement.

         (B) The Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company.

         (C) The Employee shall perform, in conjunction with the Company's Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

                  (i) Those duties attendant to the position with the Company for which he is hired;

                  (ii) Establish and implement current and long range objectives, plans, and policies, subject to the approval of the Board of Directors;

                  (iii) Financial planning including the development of, liaison with, financing sources and investment bankers;

                  (iv) Managerial oversight of the Company's business;

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                  (v) Shareholder's relations;

                  (vi) Ensure that all Company activities and operations are carried out in compliance with local, state and federal regulations and laws governing business operations.

                  (vii) Business expansion of the Company including acquisitions, joint ventures, and other opportunities; and

                  (viii) Promotion of the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers and others in the business community.

         (D) Employee shall be based in the New Jersey area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.

                                   ARTICLE III
                                  COMPENSATION

         (A) Commencing the date hereof and during the term hereof, Employee shall be compensated initially at the rate of $210,000 per annum subject to such increases as the Board of Directors shall determine as of each October 1 during the term of this Agreement (the "Base Salary") which shall be paid to Employee as in accordance with the Company's regular payroll periods.

         (B) Employee shall be entitled to receive a bonus (the "Bonus") in accordance with the Company's Senior Management Incentive Program to be determined at the commencement of each fiscal year; provided, however, for the fiscal year ended September

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30, 1996, Employee shall be entitled to participate in the Senior Management
Incentive Program as previously established for Fiscal Year 1996 and attached hereto as Exhibit A.

         (C) Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation.

         (D) The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE IV
                                    BENEFITS

         (A) During the term hereof, the Company shall (i) provide Employee with group health care and insurance benefits as generally made available to the Company's senior management; (ii) provide such other insurance benefits obtained by the Company, and made generally available to the Company's senior management;
(iii) reimburse Employee for expenses associated with an annual physical examination; (iv) reimburse the Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Employee on behalf of the Company upon presentation of suitable documentation; and (v) pay to Employee the sum of $700 per month as and for an automobile allowance.

         (B) In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to

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cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

         (C) For each year of the term hereof, Employee shall be entitled to four weeks paid vacation.

                                    ARTICLE V
                                 NON-DISCLOSURE

         The Employee shall not, at any time during or after the termination of his employment hereunder except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, computerized payroll, accounting and information business, personnel and/or employee leasing business of the Company and its subsidiaries including information relating to any customer of the Company or pool of temporary employees, or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not

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generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

                                   ARTICLE VI
                              RESTRICTIVE COVENANT

         (A) In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article IX, or the expiration of the term hereof, Employee agrees that he will not, for a period of one year following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is located in the states of New Jersey, New York and Texas and is involved in the professional employer organization business, or is otherwise engaged in the same or similar business as the Company shall be engaged and is in direct competition with the Company, or which the Company is in the process of developing, during the tenure of Employee's employment by the Company.

         (B) In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any computerized payroll, employee

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leasing, accounting or information service business or permanent or temporary personnel business, or any business similar to the business in which the Company was engaged, or in the process of developing during Employee's tenure with the Company, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

         (C) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

                                   ARTICLE VII
                                      TERM

                  (A) This Agreement shall be for a term of three (3) years commencing March 12, 1996 and terminating on March 11, 1999 unless sooner terminated as provided for herein (the "Expiration Date".

                  (B) Unless this Agreement is earlier terminated pursuant to the terms hereof, the Company agrees to notify Employee in writing whether it intends to negotiate a renewal of this Agreement by notice three months prior to the Expiration Date (the "Three Month Notice"). In the event the Company fails to so notify the Employee, the term of this Agreement shall be extended for an

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additional one year.

                  (C) If the Company elects not to seek to renegotiate a renewal as provided in paragraph (B) above, or if the Company fails to reach agreement with Employee as to the terms of renewal, upon the termination of Employee's employment with the Company for any reason after the Expiration Date, the Company shall pay to Employee, in addition to any other payments due hereunder, a severance payment equal to twelve months of Employee's Base Salary ("Severance Payments") payable in twelve equal monthly installments commencing on the first day of the first month following the date of such termination; provided, however, if Employee secures alternate employment within such twelve month period payments will continue only through the month in which such new employment begins.

                                  ARTICLE VIII
                             DISABILITY DURING TERM

         In the event Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of four (4) consecutive months, and the Company elects to terminate this agreement in accordance with Article IX, paragraph (B) then, and in that event, Employee shall receive his Base Salary as provided under Article III of this Agreement for a period of twelve (12) months commencing from the date of such total disability. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the

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Company shall receive a credit for all disability insurance payments which
Employee may receive from insurance policies provided by the Company.

                                   ARTICLE IX
                                   TERMINATION

         The Company may terminate this Agreement:

         (A) Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and special bonus compensation.

         (B) Subject to the terms of Article VIII herein, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

         (C) Upon written notice from the Company to the Employee, at any time for "Cause". For purposes of this Agreement "Cause" shall be defined as: (i) willful disobedience by the Employee of a material and lawful instruction of the Chairman of the Board or the Board of Directors of the Company; or (ii) conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) breach by the Employee of any material provision of this Agreement; or (iv)

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conduct amounting to fraud, dishonesty, negligence, willful misconduct, recurring insubordination, inattention to or unsatisfactory performance of duties which adversely affects operations of the Company, or excessive absences from work; provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clause (i) or clause (iii) unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within twenty (20) days after his receipt of such notice.

                  (D) In the event the Company demotes, substantially reduces the duties of or reduces the salary or benefits of the employee, the employee may elect to treat this Agreement as terminated for "good reason." In the event of termination of this Agreement for good reason, the employee shall be entitled to payment of the greater of all salary, benefits and stock grants or options due for the remaining term of the Agreement or the severance payments as defined in Article VII(C) herein, in addition to any rights or remedies available to the employee at law or in equity.

                  (E) In the event of the termination of this Agreement and the discharge of Employee by the Company in breach and violation of this Agreement, Employee shall not be obligated to mitigate damages by seeking or obtaining alternate employment.



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                                    ARTICLE X
                                  STOCK OPTIONS

          As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee options to purchase shares of the Company's Common Stock, $.001 par value, upon and subject to the following conditions:

          (a) Subject to the terms and conditions of the Company's Senior Management Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit B, and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, the Employee is hereby granted options to purchase 85,713 shares of the Company's Common Stock of which options to purchase 28,571 shares shall be vested on the first anniversary hereof, options to purchase an additional 28,571 shares shall be vested on the second anniversary hereof, and the remaining options to purchase 28,571 shares shall be vested on the third anniversary hereof. The option shall contain such other terms and conditions as set forth in the stock option agreement. The exercise price of the options shall be $3.50. The foregoing options are qualified as incentive stock options.

          (b) Subject to the terms and conditions of the Company's Senior Management Incentive Plan (the "Plan"), a copy of which Employee acknowledges having been received, and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, the Employee is hereby granted options to purchase 214,287 shares of the Company's Common Stock of

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which options to purchase 31,429 shares shall be vested as of the first anniversary hereof, options to purchase an additional 91,429 shares shall be vested as of the second anniversary hereof and the remaining options to purchase 91,429 shares shall be vested on the third anniversary hereof. The option shall contain such other terms and conditions as set forth in the stock option agreement. The exercise price of the options shall be $3.50. The foregoing options are not qualified as incentive stock options.

         The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Option shall terminate as provided in the Plan.

                                   ARTICLE XI
                           EXTRAORDINARY TRANSACTIONS

         The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company. A "Change in Control" of the Company shall be deemed to have occurred if there shall be consummated (i)(x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a

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merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and l3(d)(2) of the Securities Exchange Act of l934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 20% or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          The Company agrees that, if during the term hereof, or during such time as the Employee is otherwise employed by the Company, a Change in Control shall occur, all options to purchase Common Stock of the Company held by Employee, either pursuant to this Agreement or otherwise, shall immediately vest and become exercisable on the first day following a Change in Control. Further, the options shall be deemed amended to provide that in the event of termination after

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an event enumerated in this Article X, the options shall remain exercisable for the duration of their term; and further, at the Employee's option, an amount equal to three times the aggregate annual compensation paid to the Employee during the calendar year preceding the Change in Control shall be credited against the exercise price of any options held by Employee at the time Employee elects to exercise such options; provided, however, that if the lump sum severance payment under this Article XI, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of l954, as amended (the "Code")), such credit shall be reduced to the largest amount as will result in no portion of the credit under this Article XI being subject to the excise tax imposed by Section 4999 of the Code.

                                   ARTICLE XII
                         TERMINATION OF PRIOR AGREEMENTS

          This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.

                                  ARTICLE XIII
                         ARBITRATION AND INDEMNIFICATION

          (a)  Any dispute arising out of the interpretation,

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application and/or performance of this Agreement with the sole exception of any claim, breach or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the State of New Jersey in accordance with the rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

                  (b) The Company hereby agrees to indemnify, defend and hold harmless the employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted and to the fullest extent permitted by law. The Company shall maintain such insurance as is necessary and reasonable to protect the employee from any and all claims arising from or in connection with his employment by the Company; provided such insurance can be obtained without unreasonable effort and expense.

                                   ARTICLE XIV
                                  SEVERABILITY

                  If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

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                                   ARTICLE XV
                                     NOTICE

          All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person, with written acknowledgment received, or mailed by certified mail, return receipt requested, as follows:

          IF TO THE COMPANY:   Digital Solutions, Inc.
                               4041 Hadley Road
                               South Plainfield, NJ 07080

          IF TO THE EMPLOYEE:  George J. Eklund
                               60 Gordon Road
                               Essex Fells, New Jersey 07021

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Notice shall be effective three (3) days after delivery or mailing.

                                   ARTICLE XVI
                                     BENEFIT

          This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                  ARTICLE XVII
                                     WAIVER

          The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed

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as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVIII
                                  GOVERNING LAW

          This Agreement has been negotiated and executed in the State of New Jersey, and New Jersey law shall govern its construction and validity.


                                   ARTICLE XIX
                                  JURISDICTION

          Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within either the State of New Jersey, and Employee and the Company each hereby consent to the jurisdiction of any local, state or federal court located within the State of New Jersey.

                                   ARTICLE XX
                                ENTIRE AGREEMENT

          This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first

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above written.
(Corporate Seal)         DIGITAL SOLUTIONS, INC.


                         By /s/Karl W. Dieckmann
                            ------------------------
                         Karl W. Dieckmann
                         Chairman of the Board

                         /s/George J. Eklund
                         ---------------------------
                         George J. Eklund (Employee)

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